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                                                                EXHIBIT 10.03

                     TRAVELERS/AETNA PROPERTY CASUALTY CORP.
                           1996 EXECUTIVE OPTION PLAN

                      as amended through September 1, 1996

      1. Purpose. The purpose of the Travelers/Aetna Property Casualty Corp. 1996 Executive Option Plan (the "Plan") is to advance the interests of the Company, its Subsidiaries and stockholders by providing incentives in the form of options to purchase shares of common stock of Travelers Group Inc. ("Travelers") to Executive Officers Travelers/Aetna Property Casualty Corp. ("the Company") and its Subsidiaries. Option grants will be made under the Travelers Group 1996 Stock Incentive Plan, as the same may be amended from time to time ("SIP").

      2. Definitions. For purposes of the Plan, the capitalized terms used, but not defined herein, shall have the meanings set forth in SIP, and the following terms shall have the following meanings:

      "Board" shall mean the Board of Directors of the Company.

      "Committee" shall mean a subcommittee of the Nominations and Compensation Committee of the Company, appointed by such Nominations and Compensation Committee, consisting of at least two (2) persons, the composition of which subcommittee shall satisfy the requirements of Rule 16b-3 under the 1934 Act (with respect to grants to Section 16(a) Persons) and who also qualify, and shall remain qualified as "outside directors" as defined in
      Section 162(m) of the Code.

      "Common Stock" shall mean the common stock of Travelers, par value $.01 per share.

      "Company" shall mean Travelers/Aetna Property Casualty Corp., a Delaware corporation.

      "Executive Officers" shall mean (a) executive officers of the Company who hold the office of vice-president or higher, and/or who are subject to the reporting requirements of Section 16 of the 1934 Act and who contribute significantly to the long term performance and growth of the Company and
      (b) executive officers of Subsidiaries who hold the office of Senior Vice President or higher and who contribute significantly to the long-term performance and growth of the Company or its Subsidiaries.

      "Nominations and Compensation Committee" shall mean the Nominations and Compensation Committee appointed by the Board.


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      "Plan" shall mean the Travelers/Aetna Property Casualty Corp. 1996
      Executive Option Plan, as the same may be amended from time to time.

      "SIP" shall mean the Travelers Group 1996 Stock Incentive Plan, as the same may be amended from time to time.

      "SIP Committee" shall mean the Incentive Compensation Subcommittee of the Nominations and Compensation Committee of Travelers, or such other committee that may, from time to time, have the power and authority to grant awards under SIP to Section 16(a) Persons.

      "Subsidiary" shall mean any entity at least one-half of whose outstanding voting stock, or beneficial ownership for entities other than corporations, is owned, directly or indirectly, by the Company, or which is otherwise controlled directly or indirectly by the Company.

      "Travelers" shall mean Travelers Group Inc., a Delaware corporation and currently, the majority stockholder of the Company.

      "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      3.    Committee Powers and Authority.

            (a) Granting of Awards. Awards under SIP may be granted to Executive Officers by the Committee, as authorized by the SIP Committee. Awards granted hereunder shall be governed by the terms of SIP and this Plan. No Award shall be granted hereunder to any member of the Committee. The Committee shall have the power and authority, subject to any limitations which may be specifically set forth in SIP or in this Plan, and as authorized by the SIP Committee, to determine the type, the Exercise Price and the number of shares exercisable in connection with each Option and Reload Option, to determine the terms, conditions and limitations applicable to the vesting and exercisability of Awards, to determine the time when Awards will be granted and paid and whether payment of any Award may be deferred, to determine whether Options should be transferable and whether any conditions should be imposed on such transfer, to establish objectives and conditions for earning Awards, to determine whether such objectives or conditions have been met, to determine the payment provisions applicable to the exercise of Options and Reload Options, to determine, modify, waive, extend or accelerate the terms and conditions for vesting, exercisability and forfeiture of Awards, to determine whether payment of an Award should be reduced or eliminated, to determine whether the Common Stock issued pursuant to Awards should be restricted in any manner, and the nature, terms and conditions of any such restrictions and to interpret the provisions of the Plan and all Awards granted thereunder to Executive Officers. At the discretion of the Committee, and as authorized by the SIP Committee, an Executive Officer may also be eligible to receive a Reload Option in connection with an Option exercise, subject to the terms, conditions and limitations set forth in SIP.


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            (b) Administration of the Plan. The Committee shall have the power and authority to administer the Plan in connection with Awards made to Executive Officers, and, as authorized by the SIP Committee, to establish, amend and rescind such rules, regulations and administrative guidelines relating to the Executive Officers who are granted Awards under the Plan, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems necessary or advisable. Any decision of the Committee in the administration of the Plan, as described herein, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and Subsidiaries and all Executive Officers.

            (c) Delegation of Authority. The Committee may not delegate its authority over the administration of the Plan.

            (d) Committee Action. The Committee may act in writing by a majority of its members in office. The members of the Committee may authorize any one or more of the members of the Committee or any officer of the Company to execute and deliver documents on behalf of such Committee. No member of the Committee shall be personally liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

      4. Participation by Subsidiaries. Upon approval by the Board or a committee authorized by the Board, Subsidiaries of the Company may participate in the Plan. A Subsidiary's participation in the Plan may be terminated at any time by the Board or an authorized committee. If the participation in the Plan of a Subsidiary shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Board or a committee authorized by the Board.

      5. Maximum Number of Shares Issuable to any One Executive Officer. The aggregate number of shares of Common Stock that may be granted to any one Executive Officer pursuant to Awards made under this Plan between the effective date of this Plan and April 23, 2006 shall not exceed four million (4,000,000) shares, subject to adjustment as provided in Section 15 of SIP.

      6. Award Agreements. Awards granted under the Plan shall be evidenced in the manner prescribed by the Committee, as authorized by the SIP Committee from time to time in accordance with SIP, and shall be governed by the terms, conditions, restrictions and limitations of SIP. The Committee may require that an Executive Officer execute and deliver an Award Agreement to the Company in order to evidence an Executive Officer's acceptance of an Award.

      7. Incentive Stock Options. The terms and conditions of any Incentive Stock Options granted to Executive Officers shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code, and any other administrative procedures adopted by Travelers or the Committee, from time to time. Incentive Stock Options may not be granted


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hereunder to any person who is not an employee of the Company or a Subsidiary at the time of grant.

      8. Income and Withholding Taxes. The Company and it Subsidiaries shall have the right to deduct from all amounts paid to an Executive Officer (or his or her beneficiaries or any Permitted Transferee) under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Travelers to issue Common Stock upon exercise of an Option or Reload Option that the Executive Officer (or any beneficiary or person entitled to act on behalf of the Executive Officer) pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, Travelers may refuse to issue shares. Unless the Committee shall in its discretion determine otherwise, and provided same is permitted under SIP, payment for taxes required to be withheld may be made in whole or in part by an Executive Officer's election, in accordance with rules adopted by Travelers or the Committee from time to time, (a) to have shares of Common Stock otherwise issuable pursuant to the Plan having a Fair Market Value equal to such tax liability withheld to satisfy such tax obligation and/or (b) to tender shares of Common Stock of Travelers owned by the Executive Officer (or the person exercising the Option), including Common Stock of Travelers owned jointly with his or her spouse, and acquired at least six (6) months prior to such tender (excluding restricted shares of Common Stock of Travelers awarded under The Travelers Group Capital Accumulation Plan or the Travelers Group Employee Incentive Plan) and having a Fair Market Value equal to such tax liability.

      9. No Rights to Awards or Employment. No Executive Officer shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Executive Officers under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any Executive Officer any right to employment with the Company or any Subsidiary. In addition, the Company and each Subsidiary expressly reserve the right at any time to dismiss an Executive Officer free from liability, or any claim under the Plan, except as provided herein or in an Award Agreement.

      10. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

      11. Expenses of the Plan. The expenses of the administration of the Plan shall be borne by the Company and its participating Subsidiaries.

      12. Arbitration. All claims and disputes between an Executive Officer, Travelers, the Company and/or any Subsidiary arising out of the Plan or any Award granted hereunder shall be submitted to arbitration in accordance with the then current arbitration policy of the Company or the Subsidiary with whom the Executive Officer is employed. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the


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claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the provisions of the Plan, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

      13. Termination; Amendment. The Plan shall terminate on the earlier to occur of (a) a resolution of the Board of Directors terminating the Plan, (b) April 23, 2006 or (c) termination of SIP. The Plan may be amended or suspended at any time and from time to time by the Board, provided that no amendment shall be made without the approval of the Board of Directors of Travelers, and no amendment shall be made without stockholder approval, if stockholder approval by the Company's stockholders is required under applicable law. No termination, amendment or suspension of the Plan shall adversely affect any right of any Executive Officer with respect to any Award theretofore granted, as determined by the Committee, without such Executive Officer's written consent. Subject to the foregoing limitations, and as authorized by the SIP Committee, the Committee shall have the authority to amend certain Plan provisions to the extent necessary to permit participation in the Plan by Executive Officers who are employed outside of the United States on terms and conditions which are comparable to those afforded to Executive Officers located within the United States.

      14. Partial Invalidity. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

      15. Deferrals. If authorized by the SIP Committee, the Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. In addition, the Committee may, as authorized by the SIP Committee, determine that all or a portion of a payment to an Executive Officer, whether to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms and conditions as the Committee shall determine, as authorized by the SIP Committee.

      16. Effective Date. The Plan shall become effective on July 24, 1996. No Award shall be granted hereunder unless and until the Plan has been so adopted.


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